UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 8, 2004

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On November 8, 2004 the Registrant issued a press release announcing third quarter 2004 financial results. A copy of the press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer and Principal Executive Officer

Date: November 9, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Unity Wireless Corporation, dated November 8, 2004, reporting third quarter 2004 financial results.

Unity Wireless

Technology & Innovation to Power a Wireless World!

FOR IMMEDIATE RELEASE

UPDATED - Unity Wireless Reports Third Quarter 2004 Results

Results reflect 91% improvement in gross margins and 20% reduction in net loss over Q2-2004

November 8, 2004 - BURNABY, BC Unity Wireless Corporation (OTCBB: UTYW), a developer of integrated wireless subsystems and power amplifiers, today announced results for the three and nine-month periods ended September 30, 2004. This update corrects loss figures for the 9-month period.

Net sales in the third quarter of 2004 were $1,027,160, an increase of $918,570, or 846%, from $108,590 in the third quarter of 2003. Net sales in the nine months ended September 30, 2004 were $3,850,740, an increase of $1,694,262, or 79%, from $2,156,478 in the same period of 2003.

The gross margin in the third quarter of 2004 was 21% of net sales, an improvement over negative gross margin in the third quarter of 2003.  The gross margin in the nine months ended September 30, 2004 was $696,530 or 18% of net sales, a decrease in gross margin from 23% of net sales in the same period of 2003.

Loss for the third quarter ended September 30, 2004 was $605,447, or $476,242 net of stock-based compensation expenses of $129,205. Loss for the same period in 2003 was $1,063,320, or $873,535 net of stock-based compensation expenses of $189,785. Net of stock-based compensation expenses, the loss for the period 2004 decreased by $397,293, or 45%, from the loss in the 2003 period.

Loss for the nine-months ended September 30, 2004 was $2,026,172, or $1,419,699 net of stock-based compensation expenses of $606,473. Loss for the same period in 2003 was $1,279,104, or $1,143,856 net of stock-based compensation expenses of $135,248. Net of stock-based compensation expenses, the loss for the 2004 period increased by $275,843, or 24%, from the loss in the 2003 period.

“Highlights in the third quarter included qualifying additional products with both new and existing customers and booking more than 50% of sales from North American customers,” commented Dallas Pretty, Unity’s Chief Financial Officer. “We exercised tight fiscal control over expenses and bill of materials costs for each product in manufacturing. This fiscal control helped contribute to a 91% improvement in our gross margins and a 20% reduction in our net loss on a sequential quarter-over-quarter basis.”

The Company’s Form 10Q-SB for the third quarter ended September 30, 2004 contains additional financial information, and can be accessed at the Company’s website or through the Securities and Exchange Commission’s website at www.sec.gov.

About Unity Wireless www.unitywireless.com

Unity Wireless is a leading ISO 9001:2000 certified developer of integrated RF (radio frequency) subsystem solutions for wireless communications networks.  Integrated RF subsystems are an integral part of the base station and repeater infrastructure that comprise the backbone of wireless communications networks around the world.  From analog cellular to 3G mobile and fixed wireless applications from 450 MHz to 3.5 GHz, Unity Wireless delivers RF subsystem solutions for the networks of today and tomorrow.  The Company’s integrated subsystems, single-carrier and multi-carrier power amplifier products deliver world-class efficiency and performance with field-proven quality and reliability in thousands of base stations and repeaters around the world.

Forward Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "believe," "expect," “feel,” "plan," "anticipate," “should” and other similar expressions generally identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  These forward-looking statements are subject to a number of risks and uncertainties, including without limitation, inability to raise the funds necessary for the Company’s continued operations, changes in external market factors including the economy and other risks and uncertainties indicated in the Company's most recent SEC filing on form SB-2.  Actual results could differ materially from the results referred to in the forward-looking statements.

For More Information Contact:

James E. Carruthers, Unity Wireless, (604) 267-2716   jamesc@unitywireless.com

Mike Mulshine, Osprey Partners, (732) 292-0982   osprey57@optonline.net